UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 19, 2015

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated October 19, 2015, regarding its financial results for the periods ended September 30, 2015, including consolidated financial statements for the periods ended September 30, 2015, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Martin Schroeter’s third quarter earnings presentation on October 19, 2015, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Schroeter’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 19, 2015

	By:	/s/ Stanley J. Sutula III

Stanley J. Sutula III
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2015 THIRD-QUARTER RESULTS

•                  Diluted EPS from continuing operations:

•                  Operating (non-GAAP): $3.34, down 9 percent;

•                  GAAP: $3.02, down 13 percent;

•                  Net income from continuing operations:

•                  Operating (non-GAAP): $3.3 billion, down 11 percent;

•                  GAAP: $3.0 billion, down 14 percent;

•                  Gross profit margin from continuing operations:

•                  Operating (non-GAAP): 50.0 percent, up 80 basis points;

•                  GAAP: 48.9 percent, up 40 basis points;

•                  Revenue from continuing operations: $19.3 billion:

•                  Down 1 percent adjusting for currency (9 points) and the divested System x business (4 points); down 14 percent as reported;

•                  Strategic imperatives revenue:

•                  Up 27 percent year-to-year, adjusting for currency and divested business; up 17 percent as reported;

•                  Up more than 30 percent year-to-date adjusting for currency and divested business; up 20 percent as reported:

•             Cloud revenue up more than 65 percent year-to-date adjusting for currency and divested business; up more than 45 percent as reported;

•                        Total cloud revenue of $9.4 billion over trailing 12 months;

•                        For cloud delivered as a service, annual run rate of $4.5 billion vs. $3.1 billion in third-quarter 2014;

•             Business analytics revenue up 19 percent year-to-date adjusting for currency; up 9 percent as reported;

•                  Services backlog of $118 billion, up 1 percent adjusting for currency;

•                  Free cash flow of $13.6 billion over trailing 12 months;

•                  Total capital return to shareholders of $8.7 billion over trailing 12 months; dividends of $4.7 billion and gross share repurchases of $4.0 billion;

•                  Expect full-year 2015 operating (non-GAAP) EPS of $14.75 to $15.75;

•                  Expect full-year 2015 free cash flow to be relatively flat.

ARMONK, N.Y., October 19, 2015 . . . IBM (NYSE: IBM) today announced third-quarter 2015 diluted earnings from continuing operations of $3.02 per share, down 13 percent year-to-year.  Operating (non-GAAP) diluted earnings from continuing operations were $3.34 per share, compared with operating diluted earnings of $3.68 per share in the third quarter of 2014, a decrease of 9 percent.

“In the third quarter we again made progress in the transformation of our business to higher value, with strong growth in our strategic imperatives and expanded operating margins,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “We are continuing to make significant investments to build platforms around analytics, cloud, mobility and security that lay the foundation for a new era of cognitive business — where we see long-term value for our clients and shareholders.”

Third-quarter net income from continuing operations was $3.0 billion compared with $3.5 billion in the third quarter of 2014, a decrease of 14 percent.  Operating (non-GAAP) net income was $3.3 billion compared with $3.7 billion in the third quarter of 2014, a decrease of 11 percent, impacted by currency.

Total revenues from continuing operations for the third quarter of 2015 of $19.3 billion were down 14 percent (down 1 percent, adjusting for currency and the divested System x business) from the third quarter of 2014.

Third-Quarter GAAP — Operating (non-GAAP) Reconciliation

Third-quarter operating (non-GAAP) diluted earnings exclude $0.32 per share of charges: $0.18 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.14 per share for non-operating retirement-related charges driven by changes to plan assets and liabilities primarily related to past market performance.

Full-Year 2015 Expectations

IBM expects full-year 2015 GAAP diluted earnings per share of $13.25 to $14.25, and operating (non-GAAP) diluted earnings per share of $14.75 to $15.75.  IBM expects free cash flow to be relatively flat year-to-year.  The 2015 operating (non-GAAP) earnings expectation excludes $1.50 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges.

Strategic Imperatives

Revenues from the company’s strategic imperatives — cloud, analytics, and engagement — increased 17 percent year-to-year (up 27 percent adjusting for currency and the divested System x business); increased 20 percent year-to-date (up more than 30 percent adjusting for currency and the divested System x business).  Total cloud revenues (public, private and hybrid) increased more than 45 percent (more than 65 percent adjusting for currency and the divested System x business) year-to-date, and is $9.4 billion over trailing 12 months.  The annual run rate for cloud delivered as a service — a subset of the total cloud revenue — increased to $4.5 billion from $3.1 billion in the third quarter of 2014.  Revenues from business analytics increased 9 percent year-to-date (19 percent adjusting for currency).  Revenues year-to-date from mobile more than quadrupled, from security increased 6 percent (12 percent adjusting for currency) and from social increased 32 percent (about 40 percent adjusting for currency).

Geographic Regions

The Americas’ third-quarter revenues were $9.1 billion, a decrease of 10 percent (down 3 percent adjusting for currency and the divested System x business) from the 2014 period.  Revenues from Europe/Middle East/Africa were $6.1 billion, down 16 percent (up 1 percent adjusting for currency and the divested System x business).  Asia-Pacific revenues decreased 19 percent (down 1 percent adjusting for currency and the divested System x business) to $4.1 billion.  Revenues from the BRIC countries were down 30 percent as reported (down 7 percent adjusting for currency and the divested System x business).

Services

Global Technology Services segment revenues were down 10 percent (up 1 percent adjusting for currency and the divested System x business) to $7.9 billion.  Global Business Services segment revenues were down 13 percent (down 5 percent adjusting for currency) to $4.2 billion.

The estimated services backlog as of September 30 was $118 billion, up 1 percent year-to-year adjusting for currency.

Software

Revenues from the Software segment were down 10 percent to $5.1 billion (down 3 percent adjusting for currency) compared with the third quarter of 2014.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Workforce Solutions and Rational products, were $3.4 billion, down 7 percent (down 1 percent adjusting for currency) year-to-year.  Operating systems revenues of $0.4 billion were down 14 percent (down 7 percent adjusting for currency) year-to-year.

Hardware

Revenues from the Systems Hardware segment totaled $1.5 billion for the quarter, down 39 percent (down 2 percent adjusting for currency and the divested System x business) year-to-year.

Revenues from z Systems mainframe server products increased 15 percent compared with the year-ago period (up 20 percent adjusting for currency).  Total delivery of z Systems computing power, as measured in MIPS (millions of instructions per second), increased 18 percent.  Revenues from Power Systems were down 3 percent compared with the 2014 period (up 2 percent adjusting for currency).  Revenues from System Storage decreased 19 percent (down 14 percent adjusting for currency).

Financing

Global Financing segment revenues decreased 8 percent (up 7 percent, adjusting for currency) in the third quarter at $0.4 billion.

Gross Profit

The company’s total gross profit margin from continuing operations was 48.9 percent in the 2015 third quarter compared with 48.6 percent in the 2014 third quarter.  Total operating (non-GAAP) gross profit margin from continuing operations was 50.0 percent in the 2015 third quarter compared with 49.2 percent in the 2014 third quarter, with an increase in Hardware and an improving segment mix partially offset by declines in Services.

Expense

Total expense and other income from continuing operations decreased to $5.8 billion, down 11 percent compared to the prior-year period, primarily due to the impact of currency.  S,G&A expense of $4.7 billion decreased 10 percent year over year.  R,D&E expense of $1.3 billion decreased 5 percent year-to-year; the related expense-to-revenue ratio increased to 6.7 percent compared with 6.0 percent in the year-ago period.  Intellectual property and custom development income increased to $188 million compared with $145 million a year ago.  Other (income) and expense was income of $133 million compared with prior-year income of $103 million.  Interest expense decreased to $117 million compared with $126 million in the prior year.

Total operating (non-GAAP) expense and other income from continuing operations decreased to $5.7 billion, down 12 percent compared with the prior-year period.  Operating (non-GAAP) S,G&A expense of $4.6 billion decreased 11 percent compared with prior-year expense.  Operating (non-GAAP) R,D&E expense of $1.3 billion decreased 7 percent year-to-year; the related expense-to-revenue ratio increased to 6.6 percent compared with 6.1 percent in the year-ago period.

Pre-Tax Income

Pre-tax income from continuing operations decreased 17 percent to $3.6 billion.  Pre-tax margin from continuing operations decreased 0.7 points to 18.8 percent.  Operating (non-GAAP) pre-tax income from continuing operations decreased 14 percent to $4.0 billion and pre-tax margin was 20.7 percent, flat year to year.

***

IBM’s tax rate from continuing operations was 18.2 percent, down 2.6 points year over year; the operating (non-GAAP) tax rate was 18.0 percent, down 2.8 points compared to the year-ago period.

Net income margin from continuing operations is essentially flat at 15.4 percent.  Total operating (non-GAAP) net income margin from continuing operations increased 0.6 points to 17.0 percent.

The weighted-average number of diluted common shares outstanding in the third-quarter 2015 was 979 million compared with 998 million shares in the same period of 2014.  As of September 30, 2015, there were 970 million basic common shares outstanding.

Debt, including Global Financing, totaled $39.7 billion, compared with $40.8 billion at year-end 2014.  From a management segment view, Global Financing debt totaled $26.0 billion versus $29.1 billion at year-end 2014.  The debt-to-equity ratio is 7.0 to 1.  Core (non-global financing) debt totaled $13.7 billion, an increase of $2.0 billion since year-end 2014 and a decrease of $3.4 billion from the third quarter of 2014.  IBM ended the third-quarter 2015 with $9.6 billion of cash on hand.

The company generated free cash flow of $2.6 billion, excluding Global Financing receivables, up $0.4 billion year over year.  The company returned $2.8 billion to shareholders through $1.3 billion in dividends and $1.5 billion of gross share repurchases.  The balance sheet remains strong, and is well positioned to support the business over the long term.

Year-To-Date 2015 Results

Net income from continuing operations for the nine months ended September 30, 2015 was $8.9 billion compared with $10.2 billion in the year-ago period, a decrease of 13 percent.  Diluted earnings per share from continuing operations were $9.03, down 11 percent compared to the 2014 period.

Consolidated net income was $8.7 billion compared to $6.5 billion, including operating net losses in discontinued operations related to the divested Microelectronics business.  Consolidated diluted earnings per share were $8.85 compared to $6.44, up 37 percent year-to-year.  Revenues from continuing operations for the nine-month period totaled $59.7 billion, a decrease of 13 percent (down 1 percent year to year, adjusting for currency and divested businesses) compared with $68.7 billion for the first nine months of 2014.

Operating (non-GAAP) net income from continuing operations for the nine months ended September 30, 2015 was $10.0 billion compared with $10.9 billion in the year-ago period, a decrease of 9 percent.  Operating (non-GAAP) diluted earnings per share from continuing operations were $10.09 compared with $10.76 per diluted share for the 2014 period, a decrease of 6 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls;

the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•                  presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•                  adjusting for free cash flow;

•                  adjusting for currency (i.e., at constant currency);

•                  adjusting for the divestiture of the System x and the customer care outsourcing businesses.

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the third-quarter earnings materials.  These materials are available via a link on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/3q15.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Percent			Percent
	2015	2014	Change	2015	2014	Change
REVENUE
Global Technology Services *	$7,937	$8,837	-10.2%	$23,891	$26,696	-10.5%
Gross profit margin	38.1%	39.0%		37.3%	38.9%
Global Business Services *	4,206	4,840	-13.1%	12,869	14,742	-12.7%
Gross profit margin	29.7%	30.9%		28.2%	30.0%
Software	5,136	5,708	-10.0%	16,165	17,857	-9.5%
Gross profit margin	86.4%	87.6%		87.0%	88.0%
Systems Hardware	1,492	2,434	-38.7%	5,209	7,590	-31.4%
Gross profit margin	44.7%	33.9%		46.0%	36.3%
Global Financing	447	487	-8.1%	1,386	1,502	-7.7%
Gross profit margin	48.4%	47.8%		47.5%	49.6%
Other	60	92	-34.4%	162	292	-44.4%
Gross profit margin	-260.4%	-143.8%		-237.0%	-162.5%
TOTAL REVENUE	19,280	22,397	-13.9%	59,682	68,680	-13.1%
GROSS PROFIT	9,436	10,874	-13.2%	29,278	33,545	-12.7%
Gross profit margin	48.9%	48.6%		49.1%	48.8%
EXPENSE AND OTHER INCOME
S,G&A	4,731	5,281	-10.4%	15,273	17,146	-10.9%
Expense to revenue	24.5%	23.6%		25.6%	25.0%
R,D&E	1,287	1,354	-4.9%	3,885	4,117	-5.6%
Expense to revenue	6.7%	6.0%		6.5%	6.0%
Intellectual property and custom development income	(188)	(145)	29.2%	(489)	(543)	-10.0%
Other (income) and expense	(133)	(103)	29.5%	(578)	(433)	33.6%
Interest expense	117	126	-7.2%	340	367	-7.3%
TOTAL EXPENSE AND OTHER INCOME	5,815	6,513	-10.7%	18,431	20,654	-10.8%
Expense to revenue	30.2%	29.1%		30.9%	30.1%
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,621	4,361	-17.0%	10,846	12,891	-15.9%
Pre-tax margin	18.8%	19.5%		18.2%	18.8%
Provision for income taxes	659	906	-27.2%	1,943	2,655	-26.8%
Effective tax rate	18.2%	20.8%		17.9%	20.6%
INCOME FROM CONTINUING OPERATIONS	$2,962	$3,455	-14.3%	$8,904	$10,237	-13.0%
Net margin	15.4%	15.4%		14.9%	14.9%
DISCONTINUED OPERATIONS
Loss from discontinued operations, net of taxes	(12)	(3,437)		(176)	(3,698)
NET INCOME	$2,950	$18	NM	$8,727	$6,539	33.5%
EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$3.02	$3.46	-12.7%	$9.03	$10.09	-10.5%
Discontinued Operations	$(0.01)	$(3.44)		$(0.18)	$(3.65)
TOTAL	$3.01	$0.02	NM	$8.85	$6.44	37.4%
Basic
Continuing Operations	$3.04	$3.48	-12.6%	$9.07	$10.15	-10.6%
Discontinued Operations	$(0.01)	$(3.46)		$(0.18)	$(3.67)
TOTAL	$3.03	$0.02	NM	$8.89	$6.48	37.2%
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	979.0	997.7		986.0	1,014.9
Basic	975.1	991.8		981.8	1,008.9

*Reclassified to conform with 2015 presentation.

NM — Not Meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	September 30,	December 31,
(Dollars in Millions)	2015	2014
ASSETS:
Current Assets:
Cash and cash equivalents	$9,480	$8,476
Marketable securities	88	0
Notes and accounts receivable - trade (net of allowances of $362 in 2015 and $336 in 2014)	7,987	9,090
Short-term financing receivables (net of allowances of $488 in 2015 and $452 in 2014)	16,195	19,835
Other accounts receivable (net of allowances of $53 in 2015 and $40 in 2014)	931	2,906
Inventories, at lower of average cost or market:
Finished goods	388	430
Work in process and raw materials	1,224	1,674
Total inventories	1,613	2,103
Deferred taxes	1,660	2,044
Prepaid expenses and other current assets	4,158	4,967
Total Current Assets	42,112	49,422
Property, plant and equipment	29,229	39,034
Less: Accumulated depreciation	18,568	28,263
Property, plant and equipment - net	10,661	10,771
Long-term financing receivables (net of allowances of $121 in 2015 and $126 in 2014)	9,517	11,109
Prepaid pension assets	4,033	2,160
Deferred taxes	3,690	4,808
Goodwill	30,275	30,556
Intangible assets - net	2,775	3,104
Investments and sundry assets	5,586	5,603
Total Assets	$108,649	$117,532
LIABILITIES:
Current Liabilities:
Taxes	$2,883	$5,084
Short-term debt	7,538	5,731
Accounts payable	5,166	6,864
Compensation and benefits	3,785	4,031
Deferred income	10,458	11,877
Other accrued expenses and liabilities	3,902	6,013
Total Current Liabilities	33,732	39,600
Long-term debt	32,122	35,073
Retirement and nonpension postretirement benefit obligations	17,012	18,261
Deferred income	3,593	3,691
Other liabilities	8,739	8,892
Total Liabilities	95,198	105,518
EQUITY:
IBM Stockholders’ Equity:
Common stock	53,220	52,666
Retained earnings	141,898	137,793
Treasury stock — at cost	(154,669)	(150,715)
Accumulated other comprehensive income/(loss)	(28,155)	(27,875)
Total IBM stockholders’ equity	13,294	11,868
Noncontrolling interests	157	146
Total Equity	13,450	12,014
Total Liabilities and Equity	$108,649	$117,532

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Millions)	2015	2014	2015	2014
Net Cash from Operating Activities per GAAP:	$4,235	$3,904	$11,729	$10,809
Less: the change in Global Financing (GF) Receivables	749	719	1,962	2,223
Net Cash from Operating Activities (Excluding GF Receivables)	3,487	3,185	9,767	8,587
Capital Expenditures, Net	(934)	(1,008)	(2,764)	(2,803)
Free Cash Flow (Excluding GF Receivables)	2,553	2,177	7,003	5,783
Acquisitions	(112)	(47)	(821)	(650)
Divestitures	(568)	81	(488)	489
Dividends	(1,271)	(1,090)	(3,636)	(3,176)
Share Repurchase	(1,542)	(1,719)	(3,846)	(13,547)
Non-GF Debt	379	(483)	770	4,536
Other (includes GF Receivables, and GF Debt)	1,370	925	2,108	5,065
Change in Cash, Cash Equivalents and Short-term Marketable Securities	$808	$(156)	$1,091	$(1,501)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD-QUARTER 2015
				Pre-tax
				Income/
				(Loss)
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services	$7,937	$190	$8,127	$1,274	15.7%
Y-T-Y change	-10.2%	-24.6%	-10.6%	-21.6%
Global Business Services	4,206	120	4,326	673	15.6%
Y-T-Y change	-13.1%	-11.5%	-13.0%	-21.8%
Software	5,136	785	5,921	1,899	32.1%
Y-T-Y change	-10.0%	-8.9%	-9.9%	-18.6%
Systems Hardware	1,492	121	1,613	(24)	-1.5%
Y-T-Y change	-38.7%	-33.9%	-38.3%	NM
Global Financing	447	584	1,031	562	54.5%
Y-T-Y change	-8.1%	-2.3%	-4.9%	18.1%
TOTAL REPORTABLE SEGMENTS	$19,219	$1,800	$21,019	$4,384	20.9%
Y-T-Y change	-13.8%	-11.3	-13.6%	-15.6%
Eliminations / Other	60	(1,800)	(1,739)	(763)
TOTAL IBM CONSOLIDATED	$19,280	$0	$19,280	$3,621	18.8%
Y-T-Y change	-13.9%		-13.9%	-17.0%

	THIRD-QUARTER 2014
				Pre-tax
				Income/
				(Loss)
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services *	$8,837	$252	$9,089	$1,625	17.9%
Global Business Services *	4,840	135	4,975	861	17.3%
Software	5,708	862	6,570	2,333	35.5%
Systems Hardware	2,434	182	2,616	(99)	-3.8%
Global Financing	487	598	1,084	475	43.9%
TOTAL REPORTABLE SEGMENTS	$22,305	$2,029	$24,334	$5,195	21.3%
Eliminations / Other	92	(2,029)	(1,937)	(835)
TOTAL IBM CONSOLIDATED	$22,397	$0	$22,397	$4,361	19.5%

*Reclassified to conform with 2015 presentation.

NM = Not Meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE-MONTHS 2015
				Pre-tax
				Income/
				(Loss)
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$23,891	$589	$24,480	$3,516	14.4%
Y-T-Y change	-10.5%	-20.3%	-10.8%	-22.0%

Global Business Services	12,869	380	13,249	1,926	14.5%
Y-T-Y change	-12.7%	-8.6%	-12.6%	-26.8%

Software	16,165	2,519	18,684	6,107	32.7%
Y-T-Y change	-9.5%	-5.0%	-8.9%	-11.9%

Systems Hardware	5,209	320	5,529	255	4.6%
Y-T-Y change	-31.4%	-40.9%	-32.0%	NM

Global Financing	1,386	1,874	3,261	1,690	51.8%
Y-T-Y change	-7.7%	-1.4%	-4.2%	1.6%

TOTAL REPORTABLE SEGMENTS	$59,520	$5,683	$65,203	$13,494	20.7%
Y-T-Y change	-13.0%	-9.0%	-12.6%	-12.3%

Eliminations / Other	162	(5,683)	(5,520)	(2,647)

TOTAL IBM CONSOLIDATED	$59,682	$0	$59,682	$10,846	18.2%
Y-T-Y change	-13.1%		-13.1%	-15.9%

	NINE-MONTHS 2014
				Pre-tax
				Income
				(Loss)/
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services *	$26,696	$739	$27,435	$4,509	16.4%

Global Business Services *	14,742	416	15,158	2,633	17.4%

Software	17,857	2,652	20,508	6,935	33.8%

Systems Hardware	7,590	541	8,131	(354)	-4.4%

Global Financing	1,502	1,900	3,403	1,664	48.9%

TOTAL REPORTABLE SEGMENTS	$68,387	$6,248	$74,635	$15,386	20.6%

Eliminations / Other	292	(6,248)	(5,955)	(2,495)

TOTAL IBM CONSOLIDATED	$68,680	$0	$68,680	$12,891	18.8%

*Reclassified to conform with 2015 presentation.

NM = Not Meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	THIRD-QUARTER 2015
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$9,436	$89		$118		$9,643

Gross Profit Margin	48.9%	0.5	Pts	0.6	Pts	50.0%

S,G&A	4,731	(76)		(74)		4,581

R,D&E	1,287	—		(12)		1,275

Other (Income) & Expense	(133)	0		—		(133)

Total Expense & Other (Income)	5,815	(76)		(86)		5,652

Pre-tax Income from
Continuing Operations	3,621	165		204		3,991

Pre-tax Income Margin from
Continuing Operations	18.8%	0.9	Pts	1.1	Pts	20.7%

Provision for Income Taxes***	659	(5)		64		718

Effective Tax Rate	18.2%	-0.9	Pts	0.7	Pts	18.0%

Income from Continuing Operations	2,962	170		140		3,272

Income Margin from
Continuing Operations	15.4%	0.9	Pts	0.7	Pts	17.0%

Diluted Earnings Per Share:
Continuing Operations	$3.02	$0.18		$0.14		$3.34

	THIRD-QUARTER 2014
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$10,874	$106		$43		$11,023

Gross Profit Margin	48.6%	0.5	Pts	0.2	Pts	49.2%

S,G&A	5,281	(96)		(48)		5,137

R,D&E	1,354	—		19		1,373

Other (Income) & Expense	(103)	0		—		(103)

Total Expense & Other (Income)	6,513	(96)		(29)		6,389

Pre-tax Income from
Continuing Operations	4,361	202		71		4,634

Pre-tax Income Margin from
Continuing Operations	19.5%	0.9	Pts	0.3	Pts	20.7%

Provision for Income Taxes***	906	42		14		963

Effective Tax Rate	20.8%	0.0	Pts	0.0	Pts	20.8%

Income from Continuing Operations	3,455	159		57		3,671

Income Margin from
Continuing Operations	15.4%	0.7	Pts	0.3	Pts	16.4%

Diluted Earnings Per Share:
Continuing Operations	$3.46	$0.16		$0.06		$3.68

* Includes amortization of acquired intangible assets and other acquisition-related charges.

** Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

*** Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	NINE-MONTHS 2015
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$29,278	$268		$350		$29,896

Gross Profit Margin	49.1%	0.4	Pts	0.6	Pts	50.1%

S,G&A	15,273	(230)		(445)		14,598

R,D&E	3,885	—		(36)		3,849

Other (Income) & Expense	(578)	(5)		—		(583)

Total Expense & Other (Income)	18,431	(235)		(481)		17,715

Pre-tax Income from
Continuing Operations	10,846	503		831		12,181

Pre-tax Income Margin from
Continuing Operations	18.2%	0.8	Pts	1.4	Pts	20.4%

Provision for Income Taxes***	1,943	52		234		2,228

Effective Tax Rate	17.9%	-0.3	Pts	0.7	Pts	18.3%

Income from Continuing Operations	8,904	452		597		9,953

Income Margin from
Continuing Operations	14.9%	0.8	Pts	1.0	Pts	16.7%

Diluted Earnings Per Share:
Continuing Operations	$9.03	$0.46		$0.60		$10.09

	NINE-MONTHS 2014
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$33,545	$315		$141		$34,001

Gross Profit Margin	48.8%	0.5	Pts	0.2	Pts	49.5%

S,G&A	17,146	(291)		(162)		16,693

R,D&E	4,117	—		56		4,173

Other (Income) & Expense	(433)	0		—		(433)

Total Expense & Other (Income)	20,654	(292)		(106)		20,257

Pre-tax Income from
Continuing Operations	12,891	607		246		13,744

Pre-tax Income Margin from
Continuing Operations	18.8%	0.9	Pts	0.4	Pts	20.0%

Provision for Income Taxes***	2,655	123		49		2,827

Effective Tax Rate	20.6%	0.0	Pts	0.0	Pts	20.6%

Income from Continuing Operations	10,237	483		197		10,917

Income Margin from
Continuing Operations	14.9%	0.7	Pts	0.3	Pts	15.9%

Diluted Earnings Per Share:
Continuing Operations	$10.09	$0.48		$0.19		$10.76

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:	IBM
Ian Colley, 914-434-3043
colley@us.ibm.com
John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

ATTACHMENT II

3Q 2015 Earnings Presentation October 19, 2015

2 Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/events/earnings/3q15.html The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated October 19, 2015.

3 3Q Overview * Revenue growth rate @CC and excluding divested System x business Continued strength in Strategic Imperatives YTD revenue growth > 30% yr/yr Expanded gross and net margins Reflects shift to higher value Investing and adding capabilities Building platforms and ecosystems Continued progress in transformation of business 3Q15 Yr/Yr Revenue ($B) 19.3 $ (1%)* Yr/Yr As Reported (14%) Operating (Non-GAAP) EPS 3.34 $ (9%)

4 Key Financial Metrics Revenue growth rate @CC and excluding divested System x business $ in Billions, except EPS P&L Highlights 3Q15 Yr/Yr Revenue $ 19.3 (1%) PTI – Operating $ 4.0 (14%) NI – Operating $ 3.3 (11%) EPS – Operating $ 3.34 (9%) P&L Ratios B/(W) (Operating) 3Q15 Yr/Yr GP Margin 50.0% 0.8 pts PTI Margin 20.7% 0.0 pts Tax Rate 18.0% 2.8 pts NI Margin 17.0% 0.6 pts Cash Highlights 3Q15 Last 12 Mos. Free Cash Flow (excl. GF Receivables) $ 2.6 $ 13.6 Share Repurchase (Gross) 1.5 4.0 Dividends 1.3 4.7 Cash Balance @ September 30 9.6

Revenue by Geography $ in Billions AP ex. Japan U.S. -4% EMEA Canada/ LA Japan +7% 5 Revenue growth rate @CC and excluding divested System x business 3Q15 Yr/Yr Americas $9.1 (3%) Europe/ME/Africa 6.1 1% Asia Pacific 4.1 (1%) IBM $19.3 (1%) (1%) (3%) (7%) Major Markets Growth Markets BRIC Countries

6 Revenue and Gross Profit Margin by Segment $ in Billions Operating Gross Profit Margin Revenue Revenue growth rates @CC and excluding divested System x business 3Q15 Yr/Yr 3Q15 Yr/Yr Pts Global Technology Services $ 7.9 1% 38.1% (1.0 pts) Global Business Services 4.2 (5%) 29.7% (1.3 pts) Software 5.1 (3%) 86.4% (1.2 pts) Systems Hardware 1.5 (2%) 44.7% 10.8 pts Global Financing 0.4 7% 48.4% 0.6 pts Total Revenue & Op. GP Margin $19.3 (1%) 50.0% 0.8 pts

7 Expense Summary $ in Billions Drivers B/(W) Yr/Yr Currency 9 pts System x Divestiture 2 pts Workforce Rebalancing (2 pts) B/(W) Yr/Yr SG&A – Operating $4.6 11% RD&E – Operating 1.3 7% IP and Development Income Other (Income)/Expense (0.1) 30% Interest Expense 0.1 7% Operating Expense & Other Income 12% $5.7 3Q15 (0.2) 29%

8 Services Segments Global Technology Services (GTS) Global Business Services (GBS) 3Q15 Revenue (% of Total Services) $ in Billions $ in Billions GTS Outsourcing 35% GBS C&SI 25% Maint. 12% ITS 18% GBS Outsourcing 10% Revenue growth rates @CC and excluding divested System x business; Backlog @CC GTS 3Q15 Revenue Yr/Yr GTS Outsourcing Flat Integrated Technology Services 4% Maintenance 1% GBS 3Q15 Revenue GBS Outsourcing 1% Consulting & Systems Integration (7%) 3Q15 Backlog $118B 1% 3Q15 Yr/Yr Revenue (External) $7.9 1% Gross Margin (External) 38.1% (1.0 pts) PTI Margin 15.7% (2.2 pts) 3Q15 Yr/Yr Revenue (External) $4.2 (5%) Gross Margin (External) 29.7% (1.3 pts) PTI Margin 15.6% (1.7 pts)

9 Software Segment 3Q15 Revenue (% of Total Software) Key Branded Middleware 67% Operating Systems 9% Other Middleware 17% Other 8% $ in Billions Revenue growth rates @CC 3Q15 Yr/Yr Revenue (External) $5.1 (3%) Gross Margin (External) 86.4% (1.2 pts) PTI Margin 32.1% (3.4 pts) 3Q15 Revenue Yr/Yr WebSphere 1% Information Management 1% Tivoli (2%) Workforce Solutions (3%) Rational (11%) Key Branded Middleware (1%) Total Middleware (2%) Total Software (3%)

10 Systems Hardware Segment $ in Billions 3Q15 Revenue (% of Total Sys Hardware) Other Servers 63% Storage 34% Revenue growth rates @CC and excluding divested System x business 3Q15 Revenue Yr/Yr z Systems 20% Power Systems 2% Storage (14%) Total Systems Hardware (2%) 3Q15 Yr/Yr Revenue (External) $1.5 (2%) Gross Margin (External) 44.7% 10.8 pts PTI Margin (1.5%) 2.3 pts

11 Cash Flow Summary $ in Billions B/(W) YTD B/(W) Yr/Yr 3Q15 Yr/Yr Net Cash from Operations $4.2 $0.3 $11.7 $0.9 Less: Global Financing Receivables 0.7 0.0 2.0 (0.3) Net Cash from Operations (excluding GF Receivables) 3.5 0.3 9.8 1.2 Net Capital Expenditures (0.9) 0.1 (2.8) 0.0 Free Cash Flow (excluding GF Receivables) 2.6 0.4 7.0 1.2 Acquisitions (0.1) (0.1) (0.8) (0.2) Divestitures (0.6) (0.6) (0.5) (1.0) Dividends (1.3) (0.2) (3.6) (0.5) Share Repurchases (Gross) (1.5) 0.2 (3.8) 9.7 Non-GF Debt 0.4 0.9 0.8 (3.8) Other (includes GF A/R & GF Debt) 1.4 0.4 2.1 (3.0) Change in Cash & Marketable Securities $0.8 $1.0 $1.1 $2.6 3Q15

12 Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity Sept. 14 Dec. 14 Sept. 15 Cash & Marketable Securities $9.6 $8.5 $9.6 Non-GF Assets* 74.5 71.7 67.5 Global Financing Assets 34.8 37.3 31.5 Total Assets 118.9 117.5 108.6 Other Liabilities 58.8 64.7 55.5 Non-GF Debt* 17.1 11.7 13.7 Global Financing Debt 28.6 29.1 26.0 Total Debt 45.7 40.8 39.7 Total Liabilities 104.5 105.5 95.2 Equity 14.4 12.0 13.5 Non-GF Debt / Capital 62% 59% 58% Global Financing Leverage 7.4 7.2 7.0

13 Summary Strong performance in Strategic Imperatives Margin expansion reflects shift to higher value Investing and adding capabilities 2015 Full Year Expectations Operating EPS of $14.75 - $15.75 Free Cash Flow relatively flat yr/yr Continued progress in transformation of the business

14

15 Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems Hardware, Software Global Financing Portfolio Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Customer Care Outsourcing and System x Business Divestiture Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 3Q 2015 GAAP to Operating (Non-GAAP) Bridge – 3Q 2014 GAAP to Operating (Non-GAAP) Bridge – 3Q YTD 2015 GAAP to Operating (Non-GAAP) Bridge – 3Q YTD 2014 GAAP to Operating (Non-GAAP) Bridge – 3Q 2015 and 3Q 2014 Reconciliation of Free Cash Flow (excluding GF Receivables) – 12 months ended 9/30/15 Reconciliation of Debt-to-Capital Ratio Reconciliation of Revenue Growth Reconciliation of Revenue Growth Reconciliation of Revenue Growth Reconciliation of Revenue Growth Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

16 Currency – Year/Year Comparison Quarterly Averages per US $ Supplemental Materials 10/16 Yr/Yr @ 10/16 Spot 1Q15 Yr/Yr 2Q15 Yr/Yr 3Q15 Yr/Yr Spot 4Q15 FY15 1Q16 2Q16 Euro 0.89 (22%) 0.90 (24%) 0.90 (19%) 0.88 (10%) (18%) 1% 3% Pound 0.66 (9%) 0.65 (10%) 0.65 (8%) 0.65 (2%) (7%) 2% 1% Yen 119 (16%) 121 (19%) 122 (17%) 119 (4%) (14%) 0% 2% IBM Revenue Impact (8 pts) (9 pts) (9 pts) ~(5 pts) ~(7-8 pts) ~(1pts) ~(0-1 pts) Prior View (July 2015) (8-9 pts) (5-6 pts) (7-8 pts) (US$B) Yr/Yr Revenue As Reported $19.3 (14%) Currency Impact (1.9) (9 pts) Revenue @ CC (5%)

$ in Billions Backlog 3Q15 Yr/Yr Total Backlog $118 1% Change in Backlog due to Currency Quarter-to-Quarter ($2) Year-to-Year ($11) Outsourcing Backlog $74 4% Signings 3Q15 Yr/Yr Outsourcing - GTS O/S, GBS O/S $3.9 (15%) Transactional - ITS, Consulting & AMS SI (incl. US Federal) 5.4 (1%) Total Signings $9.3 (7%) Revenue Growth Yr/Yr GTS Outsourcing Flat Integrated Tech Services 4% Maintenance 1% Total GTS 1% GBS Outsourcing 1% GBS C&SI (7%) Total GBS (5%) Total Outsourcing Flat Total Transactional (2%) Maintenance 1% 17 Supplemental Segment Information – 3Q 2015 Global Services Revenue Global Services Backlog / Signings Supplemental Materials Actual backlog calculated using Sept 30 currency spot rates Growth rates @CC and excluding divested System x business

18 Supplemental Segment Information – 3Q 2015 Revenue Growth Yr/Yr GP% z Systems 20% Power Systems 2% Storage (14%) Total Systems Hardware (2%) Supplemental Materials Systems Hardware Software Revenue Growth Yr/Yr WebSphere 1% Information Management 1% Tivoli (2%) Workforce Solutions (3%) Rational (11%) Key Branded Middleware (1%) Other Middleware (7%) Total Middleware (2%) Operating Systems (7%) Other Software/Services (10%) Total Software (3%) Revenue growth rates @CC and excluding divested System x business

3Q15 2Q15 3Q14 Identified Loss Rate 2.1% 2.1% 1.5% Anticipated Loss Rate 0.3% 0.3% 0.3% Reserve Coverage 2.4% 2.4% 1.8% Client Days Delinquent Outstanding 4.2 3.8 4.0 Commercial A/R > 30 days $33M $45M $28M 19 19 19 Global Financing Portfolio 3Q15 – $25.2B Net External Receivables Non-Investment Grade 45% Investment Grade 55% Supplemental Materials 21% 34% 22% 13% 8% 2% 0% 10% 20% 30% 40% Aaa to A3 Baa1 to Baa3 Ba1 to Ba2 Ba3 to B1 B2 to B3 Caa1 to D

20 Cash Flow (FAS 95) $ in Billions Supplemental Materials QTD QTD YTD YTD 3Q15 3Q14 3Q15 3Q14 Net Income from Operations $3.0 $0.0 $8.7 $6.5 Depreciation / Amortization of Intangibles 0.9 1.1 2.9 3.4 Stock-based Compensation 0.1 0.2 0.4 0.4 Working Capital / Other (0.5) (1.5) (2.2) (5.2) Global Financing A/R 0.7 0.7 2.0 2.2 Loss on Microelectronics Business Disposal 0.0 3.3 0.0 3.3 Net Cash provided by Operating Activities 4.2 3.9 11.7 10.8 Capital Expenditures, net of payments & proceeds (0.9) (1.0) (2.8) (2.8) Divestitures, net of cash transferred (0.6) 0.1 (0.5) 0.5 Acquisitions, net of cash acquired (0.1) (0.0) (0.8) (0.6) Marketable Securities / Other Investments, net 0.3 0.2 1.4 1.2 Net Cash used in Investing Activities (1.3) (0.8) (2.7) (1.8) Debt, net of payments & proceeds 0.9 (0.2) (0.6) 6.4 Dividends (1.3) (1.1) (3.6) (3.2) Common Stock Repurchases (1.5) (1.7) (3.8) (13.5) Common Stock Transactions - Other 0.1 0.1 0.3 0.5 Net Cash used in Financing Activities (1.8) (2.8) (7.8) (9.8) Effect of Exchange Rate changes on Cash 0.0 (0.4) (0.2) (0.4) Net Change in Cash & Cash Equivalents 1.1 (0.2) 1.0 (1.2)

21 21 Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures from continuing operations excluding the effects of certain acquisition-related charges, non-operating retirement-related costs and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For its earnings per share guidance, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Customer Care Outsourcing and System x Business Divestiture With respect to the sale of IBM's worldwide customer care outsourcing services business to SYNNEX, the initial closing date was January 31, 2014. With respect to the sale of IBM’s x86 server business to Lenovo, the initial closing date was October 1, 2014. Management believes that presenting financial information without either or both of these items is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Supplemental Materials 22

23 Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2015 Expectations $13.25 - $14.25 $14.75 - $15.75 $0.70 $0.80 The above serves to reconcile the Non-GAAP financial information contained in the “Full-Year Expectations“ and “Summary” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials * Includes acquisitions through September 30, 2015 23

24 24 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2015 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $9,436 $89 $118 $9,643 SG&A 4,731 (76) (74) 4,581 RD&E 1,287 - (12) 1,275 Other Income & Expense (133) 0 - (133) Total Operating Expense & Other Income 5,815 (76) (86) 5,652 Pre-Tax Income from Continuing Operations 3,621 165 204 3,991 Tax *** 659 (5) 64 718 Net Income from Continuing Operations 2,962 170 140 3,272 Diluted Earnings Per Share from Continuing Operations $3.02 $0.18 $0.14 $3.34 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “3Q Overview”, “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

25 25 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2014 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $10,874 $106 $43 $11,023 SG&A 5,281 (96) (48) 5,137 RD&E 1,354 - 19 1,373 Other Income & Expense (103) 0 - (103) Total Operating Expense & Other Income 6,513 (96) (29) 6,389 Pre-Tax Income from Continuing Operations 4,361 202 71 4,634 Tax *** 906 42 14 963 Net Income from Continuing Operations 3,455 159 57 3,671 Diluted Earnings Per Share from Continuing Operations $3.46 $0.16 $0.06 $3.68 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “3Q Overview”, “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

26 26 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q YTD 2015 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $29,278 $268 $350 $29,896 SG&A 15,273 (230) (445) 14,598 RD&E 3,885 - (36) 3,849 Other Income & Expense (578) (5) - (583) Total Operating Expense & Other Income 18,431 (235) (481) 17,715 Pre-Tax Income from Continuing Operations 10,846 503 831 12,181 Tax *** 1,943 52 234 2,228 Net Income from Continuing Operations 8,904 452 597 9,953 Diluted Earnings Per Share from Continuing Operations $9.03 $0.46 $0.60 $10.09 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “Year-To-Date 2015 Results” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

27 27 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q YTD 2014 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $33,545 $315 $141 $34,001 SG&A 17,146 (291) (162) 16,693 RD&E 4,117 - 56 4,173 Other Income & Expense (433) 0 - (433) Total Operating Expense & Other Income 20,654 (292) (106) 20,257 Pre-Tax Income from Continuing Operations 12,891 607 246 13,744 Tax *** 2,655 123 49 2,827 Net Income from Continuing Operations 10,237 483 197 10,917 Diluted Earnings Per Share from Continuing Operations $10.09 $0.48 $0.19 $10.76 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “Year-To-Date 2015 Results” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

28 28 3Q 2015 GAAP Acquisition- related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin from Continuing Operations 48.9% 0.5 pts 0.6 pts 50.0% PTI Margin from Continuing Operations 18.8% 0.9 pts 1.1 pts 20.7% Tax Rate *** 18.2% -0.9 pts 0.7 pts 18.0% Net Income Margin from Continuing Operations 15.4% 0.9 pts 0.7 pts 17.0% 3Q 2014 Gross Profit Margin from Continuing Operations 48.6% 0.5 pts 0.2 pts 49.2% PTI Margin from Continuing Operations 19.5% 0.9 pts 0.3 pts 20.7% Tax Rate *** 20.8% 0.0 pts 0.0 pts 20.8% Net Income Margin from Continuing Operations 15.4% 0.7 pts 0.3 pts 16.4% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the ”Key Financial Metrics” and “Revenue and Gross Profit Margin by Segment” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2015 and 3Q 2014 Supplemental Materials

29 Non-GAAP Supplemental Materials 12 months ended 9/30/15 Net Cash from Operations $17.8 Less: Global Financing Receivables 0.5 Net Cash from Operations (excluding GF Receivables) 17.3 Net Capital Expenditures (3.7) Free Cash Flow (excluding GF Receivables) $13.6 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 29

30 30 Reconciliation of Debt-to-Capital Ratio Sept. 2015 Dec. 2014 Sept. 2014 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 58% 75% 59% 77% 62% 76% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

31 GAAP @CC @CC excl. Divested Businesses IBM (13%) (5%) (1%) 3Q YTD 2015 Yr/Yr Non-GAAP Supplemental Materials Reconciliation of Revenue Growth The above serves to reconcile the Non-GAAP financial information contained in the “Strategic Imperatives” and “Year-To-Date 2015 Results” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials GAAP @CC @CC excl. Divested Business Total Strategic Imperatives 17% 25% 27% 3Q 2015 Yr/Yr

32 32 Non-GAAP Supplemental Materials Americas U.S. Europe/ME/Africa Asia Pacific Japan Major Markets Growth Markets BRIC Countries Brazil China Growth Markets BRIC Countries GAAP (10%) (7%) (16%) (19%) (11%) (11%) (22%) (30%) (35%) (35%) GAAP (21%) (35%) @CC (5%) (7%) (3%) (8%) 4% (3%) (11%) (18%) (6%) (34%) @CC (13%) (28%) @CC excl. Divested Business (3%) (4%) 1% (1%) 7% (1%) (3%) (7%) (4%) (17%) @CC excl. Divested Business (5%) (18%) Reconciliation of Revenue Growth 3Q15 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 2Q15 Yr/Yr

33 33 Non-GAAP Supplemental Materials GTS Outsourcing Integrated Technology Services GBS Outsourcing Consulting & Systems Integration Total Outsourcing Total Transactional Global Technology Services (GTS) Maintenance GAAP (11%) (6%) (8%) (15%) (11%) (11%) GAAP (10%) (13%) @CC Flat 4% 1% (7%) Flat (2%) @CC 1% (3%) @CC excl. Divested Business 1% 1% Reconciliation of Revenue Growth 3Q15 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue and Gross Profit Margin by Segment”, “Services Segment” and “Supplemental Segment Information-3Q 2015” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 3Q15 Yr/Yr

34 34 Non-GAAP Supplemental Materials WebSphere Information Management Tivoli Workforce Solutions Rational Total Middleware Other Middleware Other Software/Services GAAP (5%) (7%) (8%) (10%) (17%) (9%) (15%) (16%) @CC 1% 1% (2%) (3%) (11%) (2%) (7%) (10%) Reconciliation of Revenue Growth 3Q15 Yr/Yr Supplemental Materials 3Q15 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue and Gross Profit Margin by Segment”, “Software Segment”, “Systems Hardware Segment” and “Supplemental Segment Information-3Q 2015” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Systems Hardware Segment GAAP (39%) @CC (35%) @CC excl. Divested Business (2%)

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